UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2010

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA	19139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 :                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS:

Sale of 4 Acres of Land; Closure of Adolescent Residential Treatment Program; License Changes – Kirkbride Chemical Dependency Program.

On July 1, 2010 Kirkbride Realty Corporation (KRC) sold 4 acres of land (the Market Street Parcel) to Children’s Hospital of Philadelphia (CHOP) for $2,300,000.  This transaction required the approval of the first mortgage holder, Kennedy Funding, Inc., and certain subordinated lien holders such as the City of Philadelphia and the Unsecured Creditors Trust of   the Kirkbride Center Chapter 11 Reorganization Plan.  Proceeds were distributed primarily to the first mortgage holder according to terms previously negotiated in the mortgage documents.  Kennedy Funding, Inc .holds a $14,600,000 first mortgage on the entire 20 acre Campus expiring  October 1, 2010.   Kennedy received $1,725,000 from the proceeds of the land sale.  In January 2010 the Campus was rezoned for commercial activity on the 4 acres Market Street Parcel while the remaining 16 acres received institutional zoning status.  In February of 2010 the 4 acres on Market Street was formally subdivided from the rest of the Campus to enable it to be transferred to CHOP.

On June 17, 2010 the Kirkbride Center and Kirkbride Realty Corporation reached a settlement agreement with the City of Philadelphia on its outstanding tax liabilities.  These liabilities of over $10 Million accumulated from the Kirkbride Center’s 2002 Bankruptcy Plan.  Under this agreement the City will extinguish all liabilities if approximately $3,000,000 in principal plus 5.5% interest is paid by May 31, 2011.  The City also agreed to release the Officers from their guarantees under the Bankruptcy Plan, upon the payment of $100,000 within 30 days of the land sale.  This release requires deferral of certain distributions to the principals until the City has been fully repaid.  The Company must remain current on its City filings and tax payments.  The City received $301,017 from the proceeds of the land sale.

On June 23, 2010 CoreCare Systems, Inc. closed the Adolescent Residential Treatment Program operated through its subsidiary Westmeade Healthcare, Inc.  The closure was due to low census patterns caused by cutbacks in the institutionalization of adolescents needing treatment through managed care companies.  CoreCare Systems has owned Westmeade since 1995.

Due to prolonged census volatility, Kirkbride Center reduced the licensed capacity of its Chemical Dependency Program to improve operating efficiency on November 5, 2009.  Licensed capacity was 124 detox and rehabilitation beds but decreased to 118 beds.  Due to high census demand the program’s licensed capacity was expanded on May 21, 2010 to 154 detox and rehabilitation beds.  Since that time program occupancy has steadily increased.

The Corporate Office of CoreCare Systems, Inc is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, PA  19139.  The Corporate Office can be reached at 215-471-2358.  Information on the Company can be accessed at its web site. www.kirkbridecenter.com

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

		By:	/s/ Rose S. DiOttavio
Rose S. DiOttavio,
Date:	July 1, 2010		President & CEO